SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the registrant [ X ]

Filed by a Party other than the registrant [  ]

Check the appropriate box:

[    ]        Preliminary proxy statement.

[    ]        Definitive proxy statement.

[X  ]       Definitive additional materials.

[    ]        Soliciting material under Rule 14a-12.

[    ]        Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

Lord Abbett Municipal Income Trust

Lord Abbett Municipal Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FINANCIAL ADVISOR LETTER

September xx, 2010

Dear Financial Advisor:

In an ongoing effort to improve the quality of our clients’ investment experience and to better meet their evolving investment needs, Lord Abbett is proposing (through proxy vote by shareholders) that the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania funds merge into the Lord Abbett National Tax Free Fund, effective November 19, 2010.

On or around September 10, 2010, Lord Abbett will send shareholders the proxy and information to assist their evaluation of the proposal to reorganize their Fund. We have included a copy of the letter to shareholders for your reference.

We hope you contact your Lord Abbett relationship manager with any questions you may have at 888-522-2388.

Sincerely,

Bob Noelke

Partner, Private Wealth Group

FINANCIAL ADVISOR LETTER

September xx, 2010

Dear Financial Advisor:

In an effort to improve the quality of our clients’ investment experience and to better meet their evolving investment needs, we are asking shareholders to approve a transaction that would change the state in which a few of Lord Abbett’s tax-free Funds are organized, potentially resulting in operating efficiencies and cost savings for each Fund and, therefore, shareholders.

As Lord Abbett’s tax-free mutual funds are currently organized in two legal structures—a Delaware Trust and a Maryland Corporation—the firm is proposing (through proxy vote by shareholders) to consolidate the Delaware Trust into the Maryland Corporation, effective November 19, 2010. This involves moving the administrative legal structure of the Intermediate Tax Free, Short Duration Tax Free, and High Yield Municipal funds.

On or around September 10, 2010, Lord Abbett will send shareholders the proxy and information to assist their evaluation of the proposal to reorganize their Fund. We have included a copy of the letter to shareholders for your reference.

We hope you contact your Lord Abbett relationship manager with any questions you may have at 888-522-2388.

Sincerely,

Bob Noelke

Partner, Private Wealth Group

SOLICITATION SCRIPT

Lord Abbett Funds

FINAL Solicitation Script

Meeting Date: November 5th, 2010

Toll Free Phone # 866-586-0512

Greeting:

Hello, is Mr./Ms.                  available please?

Hi Mr./Ms.                             , my name is                                  and I am calling on behalf of the Lord Abbett Funds on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on November 5th, 2010 and have not received your vote. Your Fund’s Board of Directors recommends that you vote in favor of the proposal. Would you like to vote today?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is                                     , a proxy voting specialist on behalf of the Lord Abbett Funds. Today’s date is                             and the time is                         Eastern Time.

Mr./Ms.                     , I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your Lord Abbett Funds accounts and will be sending you a written confirmation for each. If you wish to make any changes you may call us at 866-586-0512 before the meeting. Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the materials. Thank you again for your time today, and have a wonderful day/evening.

If Not Interested:

(use rebuttal) I am sorry for the inconvenience. Your vote is important and you can help your Fund avoid the cost of further solicitation by voting promptly. Please fill out and return your proxy card at your earliest convenience. You can also vote via any of the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

1

ANSWERING MACHINE MESSAGE:

Hello, my name is                              and I am a proxy voting specialist for the Lord Abbett Funds. You should have received proxy materials in the mail for the Special Meeting of Shareholders to be held on November 5th , 2010.

Your vote is important. To vote by telephone, call toll-free at 866-586-0512 Monday through Friday, 9:30 AM to 9:00 PM or Saturday 10:00AM to 6:00 PM Eastern Time and a proxy voting specialist will help you. To vote online 24 hours a day 7 days a week log onto www.proxyvote.com and enter the control number indicated by an arrow on your proxy card.

Thank you for your vote.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Lord Abbett Funds. You should have received proxy materials in the mail for the Special Meeting of Shareholders to be held on November 5th, 2010.

Your vote is important. To vote by telephone, call toll-free at 866-586-0512 Monday through Friday, 9:30 AM to 9:00 PM or Saturday 10:00AM to 6:00 PM Eastern Time and a proxy voting specialist will help you. To vote online 24 hours a day 7 days a week log onto www.proxyvote.com and enter the control number indicated by an arrow on your proxy card.

Thank you for your vote.

2

INBOUND - CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center for the Lord Abbett Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. To vote online 24 hours a day 7 days a week log onto www.proxyvote.com and enter the control number indicated by an arrow on your proxy card. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the Lord Abbett Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. If would like to vote now and you have your proxy card, you can vote online at www.proxyvote.com using the control number indicated by an arrow on the card. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the Lord Abbett Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Lord Abbett Funds, please contact your Financial Advisor or call the Lord Abbett Funds at 888-522-2388. Thank you for investing with the Lord Abbett Funds.”

3

INTERNAL Q&A

Lord Abbett Municipal Funds

Update

In an effort to give additional guidance with regard to the state muni merger, the following highlights “dos and don’ts” around conversations pre-proxy mailing (estimated target the week of 9/13).

Effective immediately:

•	CAN proactively reach out to Financial Advisors and business partners to alert them to the fact that there is a planned proxy –
	¡	Lord Abbett is proposing (proxy vote by shareholders) that the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds merge into the Lord Abbett National Tax Free Fund, effective November 19, 2010.

•	CAN respond to inquiries with regard to why we are proposing the merger -
	¡	Lord Abbett believes that the mergers offer many potential advantages that should benefit shareholders over the long term: Lower Fees – Merging the funds would create a larger fund, with the potential to further reduce expenses through economies of scale. The net expenses of National are lower than each of the State Funds. National currently is at 77 bps (net) and the state funds are at or above 80 bps (net). Estimates based on each fund’s current and projected expenses as of June 30, 2010 show National Fund dropping to 75 bps as a result of each state fund merging into National Fund. More Competitive After-Tax Yield – As of June 30, the National Fund had a higher after-tax dividend yield than the state specific funds. Because an individual’s tax situation is unique, each shareholder should consult his or her tax advisor for specific guidance. Better Portfolio Diversification - As state-specific offerings, the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Tax Free Funds possess limited investment options compared with those of nationwide exposure. By investing in a larger, more diversified fund, shareholders will be participating in the investment opportunities offered by a wider range of municipal bonds.

•	CANNOT appear to solicit a merger vote for the proxy -
	¡	Can discuss merits of the proxy but cannot appear to encourage them to have the underlying shareholders vote “yes” for the proxy.

As a reminder, below is the high-level summary:

State Specific Tax Free Funds Merger into National Tax Free

•

Lord Abbett is proposing (proxy vote by shareholders) that the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds merge into the Lord Abbett National Tax Free Fund, effective November 19, 2010.

Re-domestication of Delaware Trust Municipal Bond Funds

•

As Lord Abbett’s tax free mutual funds are currently organized in two legal structures – a Delaware Trust and a Maryland Corporation, the firm is proposing (additional proxy vote by shareholders) to consolidate the Delaware Trust into the Maryland Corporation, effective November 19, 2010. This involves moving the administrative legal structure of the Intermediate Tax Free, Short Duration Tax Free and High Yield Municipal funds.

For DST and Lord Abbett internal use only. Not for external distribution

Timeline for Merger & Re-domestications

The prospectus sticker is a public document and as such it may be sent to advisors and shareholders in response to inquiries received. However, until confirmation that the proxy has been mailed (week of September 13th) shareholders should not be proactively solicited. If shareholder inquiries are received, questions may be answered, but shareholders should ultimately be informed to consult with their financial advisors once proxy documents are received in the mail. Proactive financial advisor notification is permissible, including providing details and rationale behind the proxy; however, no solicitation is permitted and no opinion should be rendered.

Sept. 1st: Public Communication Permitted (anticipated date – you will receive e-mail confirmation day of)

•	File the Final N-14 and Schedule 14A with the SEC
•	Update marketing literature
•	Advisor and shareholder notification can begin

Sept. 13th – 14th: Advisor Notification via Mail

•	All advisors with more than $50k in asset in any of the State specific funds being merged will receive a written letter from Lord Abbett describing the proxy.

Sept. 13th – 17th: Shareholders Receive Proxy Documents via Mail

•	Shareholders will begin to receive the proxy statement, Q&A, and proxy card (instructions) in the mail (Please see samples attached.)
•	Shareholders may vote via business reply card (mail), phone call, or website

Nov. 5th: Last Day to Vote

•	Shareholder votes must be received before 9:00 a.m. on November 5, 2010.

Nov. 19th: State Funds Merge to National Tax Free Fund

•	State Specific Tax Free funds that have passed the vote will merge into the National Tax Free Fund
•	Share Conversion Ratios will be posted to Sales & Marketing screen
•	Advisors and shareholders will be notified of the proxy results through a prospectus sticker to be issued on or after the closing date.

For DST and Lord Abbett internal use only. Not for external distribution

State-Specific Mergers

NEW ** Frequently Asked Questions ** NEW

1.	How will shareholders in these Funds benefit from this change?

Investors in the state-specific funds can benefit in three significant ways:

Lower Fees – Merging the funds would create a larger fund, with the potential to further reduce expenses through economies of scale. The net expenses of National are lower than each of the State Funds, as shown below. National currently is at 77 bps (net) and the state funds are at or above 80 bps (net). Estimates based on each fund’s current and projected expenses as of June 30, 2010 show National Fund dropping to 75 bps as a result of each state fund merging into National Fund.

	Tax Free Funds Expense Ratio Comparison (bps)
	PA	GA	CT	HI	MO	National
Net Expense Ratio	84	82	81	80	80	77
National Fund Expense Ratio Post-Merger	---	---	---	---	---	75
Expense Ratio Reduction	9	7	6	5	5	2

More Competitive After-Tax Yield – Additionally, as of June 30, 2010, the National Fund had a higher after-tax dividend yield than the state specific funds. Because an individual’s tax situation is unique, each shareholder should consult his or her tax advisor for specific guidance.

Fund	After-Tax Yield	Fund	After-Tax Yield
National	4.68%	National	4.70%
Connecticut	3.76%	Missouri	3.87%
Difference	0.92%	Difference	0.83%

National	4.70%	National	4.79%
Georgia	4.11%	Pennsylvania	4.08%
Difference	0.59%	Difference	0.71%

National	4.54%
Hawaii	3.59%
Difference	0.95%

Based on a hypothetical $10,000 investment and assuming the shareholder is an individual resident of the specific state fund, subject to the highest state marginal income tax rate and the National Fund’s percentage of income derived by state is the same as in the calendar year ended 2009. Potential effects of the Alternative Minimum Tax (AMT), specific county or other municipal income taxes are not taken into account.

Better Portfolio Diversification - As state-specific offerings, the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Tax Free Funds possess limited, available investment options, compared with those of nationwide exposure. By investing in a larger, more diversified fund, shareholders will be participating in the investment opportunities offered by a wider range of municipal bonds.

For DST and Lord Abbett internal use only. Not for external distribution

2.	How does the investment strategy of the National Fund compare with that of the state-specific funds?

The investment objectives, policies, and strategies of the National Fund are substantially similar to those of the state-specific funds, except that the National Fund does not invest in just one state’s municipal bonds and may invest to a greater extent in high-yield debt securities (see below). The National Fund seeks current income that is exempt from federal taxes and consistent with reasonable risk through investment in high-quality municipal bonds and select high-yield investments that typically have intermediate to long-term maturities. The National Fund may invest up to 35% of its net assets in high yield debt securities, while each state-specific fund may invest only up to 20% of its net assets in such securities.

Tax Free Funds’ Exposure to Muni Bonds Below Investment Grade
PA	MO	GA	CT	HI	National
12.3%	10.5%	9.2%	9.0%	5.2%	20.3%

Below investment grade includes securities with ratings below investment grade and those which are not rated by a nationally recognized rating agency. Each fund’s exposure is based on the composition of its portfolio as of June 30, 2010 and is subject to change.

3.	What if a shareholder is concerned about the increase in high yield exposure?

Yield: High yield municipal bonds offer an opportunity to increase yields over investment grade municipals. In addition to the comparison offered below, over the past 10 years, high yield municipal bonds have experienced an average spread over investment grade municipal bonds of 282 bps*.

Municipal Bond by Rating	Current Yield to Worst (as of 7/31/10)**
AA Municipal	3.08%
A Municipal	4.15%
High-Yield Municipal	6.74%

Past performance is no guarantee of future results.

*Source: Barclays High Yield and Investment Grade Municipal Bond Indexes, as of 7/31/10.

**Source: Bloomberg - the high yield muni yield is the average yield to worst in the Barclays High Yield Municipal Index. All other yields are from the Merrill Lynch Corporate Master, Merrill Lynch High Yield Master, and Merrill Lynch Municipal Master Indexes, as of 7/31/10.

Yield to worst: The lowest potential yield that can be received on a bond without the issuer actually defaulting. The yield to worst is calculated by making worst-case scenario assumptions on the issue by calculating the returns that would be received if provisions, including prepayment, call or sinking fund, are used by the issuer. This metric is used to evaluate the worst-case scenario for yield to help investors manage risks and ensure that specific income requirements will still be met even in the worst scenarios.

Defaults: Investors familiar with investing in the high-yield taxable market may be concerned about the risk of default in high yield municipals. However, investors should remember that the high yield municipal bond market has historically experienced fewer defaults than the high yield corporate bond market. In fact, the high yield municipal bond default rate of 4.55% is on par with the default rate experienced in investment grade ‘BBB’ rated corporate bonds, which have a 10-year cumulative default rate of 4.85%**.

Average 10-Year Cumulative Default Rates***
Moody’s Rating	Municipals	Corporates
Non-Invest Grade	4.55%	34.01%

***Source: Moody’s “Moody’s US Municipal Bond Defaults and recoveries, 1970 – 2009.” February 2010, pg 10. Data are the most recent available.

High-yielding, non-investment-grade bonds (junk bonds) involve higher risk than investment-grade bonds. Adverse conditions may affect the issuer’s ability to pay interest and principal on these securities.

For DST and Lord Abbett internal use only. Not for external distribution

4.	What if a shareholder is concerned about the National Tax Free Fund’s increased exposure to an individual state (i.e. California)?

As of 7/31/10, the National Tax Free Fund holds approximately 16% of the portfolio in bonds of CA issuers. However, less than 2% of the portfolio is invested in General Obligation bonds issued by the State of California. The additional 14% is invested in revenue bonds backed by entities such as hospitals, universities, water and sewer facilities and utilities. These are borrowers that provide an essential service or have a strong market position along with the flexibility to raise rates, taxes or fees to cover their debt service.

5.	How will shareholders be impacted by these events?

Shareholders can expect the following:

•	Benefits and Investment Strategy Changes: as listed above.
•	Communication: to receive a proxy statement and proxy card in the mail
•	Solicitation: to be contacted by Broadridge (proxy solicitor) and asked to vote in the proxy
•	Merger: the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds to merge into the National Tax Free Fund.
•

Conversion of Shares: to receive a number of shares in the National Tax Free fund that is equivalent in dollar amount to the number of shares in their respective state specific fund, based on current NAV values at the time of the merger

6.	Will a shareholder be financially impacted by the merger?

The merger is expected to be tax free for federal income tax purposes, meaning that the merger is not intended to result in any income, gain or loss being recognized for U.S. federal income tax purposes by any participating fund or its shareholders. In addition, shareholders will not be charged any sales loads, commissions, or transaction fees. The impact of the merger will depend on an investor’s own financial situation; therefore, each shareholder should consult his or her financial advisor.

7.	What are the differences between the taxes imposed on a shareholder who was invested in a State Specific Tax Free Fund and will be invested in the National Tax Free Fund after the merger?

As is the case with the state specific funds, income from the National Fund is expected to be exempt from federal income taxes, but normally is not expected to be exempt from state or local income taxes. Shareholders may also be eligible to exclude a portion of the income received from the National Fund that is attributable to municipal securities issued by the shareholder’s state of residency when determining their state taxable income. Because an individual’s tax situation is unique, each shareholder should consult his or her tax advisor.

8.	Will any sales charges, commissions, CDSCs or transaction fees apply to on the shareholders of the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds, when the funds merge to National Tax Free?

No sales charges, commissions, or transaction fees will be imposed when the funds merge. However, for any purchases of the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds effected prior to the merger, any and all applicable CDSCs will carry over and continue to be assessed in accordance with the fee schedule in place at the time of original purchase. In addition, any purchases of the National Fund effected after the merger will be subject to any and all applicable CDSCs.

9.	What will happen to Invest-a-Matic purchases within the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds after the merger takes place?

Any scheduled Invest-a-Matic purchases of the Connecticut, Georgia, Hawaii, Missouri, and Pennsylvania Funds – after the merger date - will be deemed to be orders for investment in the National Fund. A shareholder can cancel the IAM by speaking with their financial advisor or by contacting DST directly.

For DST and Lord Abbett internal use only. Not for external distribution

10.	Are the funds closing? If not, when are they merging?

No, the funds are not closing. There is a proposal by the Lord Abbett Funds’ Board of Directors to merge them into the National Tax Free Fund. The proposal must be approved via shareholder proxy vote before the funds merge. If the vote passes, the State Specific Funds will merge with the National Tax Free Fund on November 19, 2010.

11.	What are the criteria for the proxy to pass?

For each fund: The proxy will require a two-thirds majority vote of shares in favor of the action, while a minimum of 50% of each fund’s shares must submit a vote. The two- thirds vote is based on shares voted at the meeting rather than all outstanding shares. Each shareholder will vote for the number of shares they own.

12.	How can the shareholders vote? When does voting begin and end?

Shareholders will receive a proxy card including a unique shareholder control number, which is required to vote. The proxy card will be received via mail between September 13th and 17th.

Shareholders may vote in any of the following ways:

•	Via the Internet (link will be on their proxy card and available at www.lordabbett.com after the proxy begins)
•	By telephone (at 1-888-221-0697)
•	By mail (by mailing in the proxy card, a pre-paid mailing card)
•	At the shareholder meeting: November 5, 2010, 9:00 a.m., at 90 Hudson Street, Jersey City, NJ 07302-3973

The vote must be received before the shareholder meeting on November 5, 2010 at 9am.

Shareholders are encouraged to vote by the Internet or telephone, using the “control” number on their proxy card. A shareholder should read the full text of the proxy statement before voting.

13.	Will shareholders be called directly to get them to vote on the proxy?

Yes, Lord Abbett has contracted with a third party proxy solicitor who will contact shareholders directly via phone to obtain the required votes as November 5, 2010 approaches.

14.	Will the advisor receive communication about the proxy?

The advisor will receive a letter explaining the changes between September 13th and 14th.

15.	What happens if the proxy doesn’t pass?

Each fund is subject to an individual vote. If any number of the individual state specific funds does not pass the proxy voting requirements, each of those respective funds would not be merged with the National Tax Free Fund. At that time, the Board of Directors would evaluate any fund not subject to the merger and decide the future of the fund’s operation in the best interest of the shareholders.

16.	What if a shareholder decides to redeem their investment before the merger?

Investors may redeem their shares at any time. However, Class A shares purchased without a sales charge (commissionable NAV) will be subject to a CDSC of 1% if they are redeemed before the first day of the month in which the one-year anniversary of the purchases, and all Class C share purchases are subject to 1% CDSC for shares redeemed before the first anniversary of the purchase.

17.	I redeemed my shares, why am I still being contacted to vote?

Shareholders who were invested in one of the State Funds as of 8/17/10 (the Record Date) have been recorded as part of the outstanding shares for the purpose of the proxy vote. Even if a shareholder redeems their investment they will still be considered as part of the voting population as of 8/17/10 and will still have the ability to submit a vote. A shareholder should follow the instructions on their proxy card in order to submit a vote.

For DST and Lord Abbett internal use only. Not for external distribution

18.	I purchased shares in the fund recently, why have I not been notified of the proxy or been asked to vote?

Shareholders who owned shares in one of the State Funds as of 8/17/10 (the Record Date) have been recorded as part of the outstanding shares for the purpose of the proxy vote. If a shareholder invested in the fund after this Record Date, they were not captured in the voting population and will not be considered as part of the proxy.

These shareholders may request a copy of the proxy statement even though they are not eligible to vote.

19.	When will the state-specific funds be closed to new purchases?

Assuming shareholders approve the mergers, each of the merged state specific funds will cease accepting purchases of additional shares one business day prior to the effective date which is currently estimated for November 19, 2010. They will be open to investment until this time.

For DST and Lord Abbett internal use only. Not for external distribution

Re-Domestication

Frequently Asked Questions

As Lord Abbett’s tax free mutual funds are currently organized in two legal structures – a Delaware Trust and a Maryland Corporation, the firm is proposing (additional proxy vote by shareholders) to consolidate the Delaware Trust into the Maryland Corporation, effective November 19, 2010. This involves moving the administrative legal structure of the Intermediate Tax Free, Short Duration Tax Free and High Yield Municipal funds.

1.	Why is Lord Abbett re-domesticating these funds?

Lord Abbett believes that adopting a single form of organizational structure for all of our tax-free offerings, with a single set of governing documents, will greatly simplify the administration and oversight of these funds, providing the potential to eliminate duplicative expenses and reduce future fund expenses.

2.	How will shareholders of the Short Duration Tax Free, Intermediate Tax Free and High Yield Municipal funds be impacted by the re-domestication?

The re-domestication is simply an administrative change focusing on the legal organization of the funds. None of the funds’ investment characteristics, fees, expenses, or other important attributes will change as a result of the re-domestication.

3.	How will the re-domestications impact investment operations for the Short Duration Tax Free, Intermediate Tax Free and High Yield Municipal funds?

The re-domestications of the funds will not impact their investment operations. The re-domestication is simply an administrative change focusing on the funds’ legal organization.

4.	Why is a shareholder required to vote for the re-domestication if it is only an administrative change?

The SEC requires that a re-domestication, or change of legal structure, be approved via shareholder vote.

For DST and Lord Abbett internal use only. Not for external distribution

VOTING REMINDER ON ACCOUNT STATEMENTS

Don’t wait! Please vote your proxy today! You can vote by mailing in your proxy card, visiting us at www.lordabbett.com or calling 1-888-221-0697!